MASTER TRANSFER AGENCY AND SERVICE AGREEMENT FOR
                JOHN HANCOCK FUNDS II AND JOHN HANCOCK FUNDS III


Master Transfer Agency and Service Agreement made as of the 1st day of October, 2005 by and between each investment company listed in Appendix A and advised by John Hancock Investment Management Services, LLC, having its principal office and place of business at 601 Congress Street, Boston, Massachusetts, 02210, and John Hancock Signature Services, Inc., a Delaware corporation having its principal office and place of business at The Schraffts Center, Charlestown, Massachusetts, 02129 ("JHSS").

                                   WITNESSETH:

WHEREAS, each investment company desires to appoint JHSS as its transfer agent, dividend disbursing agent and agent in connection with certain other activities; and

WHEREAS, JHSS desires to accept such appointment;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

Article 1     Definitions

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     (a) "Fund" shall mean each investment company that has adopted this agreement and is listed on Appendix A hereto. If the Fund is a Massachusetts business trust (a "Trust") or Maryland corporation (a "Corporation"), it may in the future establish and designate other separate and distinct series of shares, each of which may be called a "series" or a "portfolio"; in such case, the term "Fund" shall also refer to each such separate series or portfolio.

     (b) "Board" shall mean the board of directors/trustees/managing general partners/director general partners of the Fund, as the case may be.

Article 2     Terms of Appointment; Duties of JHSS

2.01 Subject to the terms and conditions set forth in this Agreement, the Fund hereby employs and appoints JHSS to act, and JHSS agrees to act, as transfer agent and dividend dispersing agent with respect to the authorized and issued shares of beneficial interest ("Shares") of the Fund subject to this Agreement and to provide to the shareholders of the Fund ("Shareholders") such services in connection therewith as may be set out in the prospectus of the Fund from time to time.

2.02 JHSS agrees that it will perform the following services:

     (a) In accordance with procedures established from time to time by agreement between the Fund and JHSS, JHSS shall:

          (i) Receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation therefor to the Fund's Custodian authorized pursuant to the Fund's Declaration of Trust or Articles of Incorporation (the "Custodian");

          (ii) Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

          (iii) Receive for acceptance, redemption requests and redemption directions and deliver the appropriate documentation therefor to the Custodian;

          (iv) At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

          (v) Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

          (vi) Prepare and transmit payments for dividends and distributions declared by the Fund, processing the reinvestment of distributions on the Fund at the net asset value per share for the Fund next computed after the payment (in accordance with the Fund's then-current prospectus);

          (vii) Maintain records of account for and advise the Fund and its Shareholders as to the foregoing; and

          (viii) Record the issuance of Shares of the Fund and maintain pursuant to Rule 17Ad-10(e) of the rules and regulations of the Securities Exchange Act of 1934 a record of the total number of Shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding. JHSS shall also provide the Fund, on a regular basis, with the total number of Shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of these Shares or to take cognizance of any laws relating to the issue or sale of these Shares, which functions shall be the sole responsibility of the Fund.

     (b) In calculating the number of Shares to be issued on purchase or reinvestment, or redeemed or repurchased, or the amount of the purchase payment or redemption or repurchase payments owed, JHSS shall use the net asset value per share (as described in the Fund's then-current prospectus) computed by it or such other person as may be designated by the Fund's Board. All issuances, redemptions or repurchases of the Funds' shares shall be effected at the net asset values per share next computed after receipt of the orders in good order and such orders shall become irrevocable as of the time such values are next computed.

     (c) In addition to and not in lieu of the services set forth in the above paragraph (a), JHSS shall: (i) perform all of the customary services of a transfer agent and dividend disbursing agent including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, receiving and tabulating proxies, mailing Shareholder reports and prospectuses to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information and (ii) provide a system which will enable the Fund to monitor the total number of the Fund's Shares sold in each State.

     (d) In addition, the Fund shall (i) identify to JHSS in writing those transactions and assets to be treated as exempt from the blue sky reporting for each State and (ii) verify the establishment of transactions for each

     State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of JHSS for the Fund's blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund and the reporting of these transactions to the Fund as provided above.

     (e) Additionally, JHSS shall:

          (i) Utilize a system to identify all share transactions which involve purchase and redemption orders that are processed at a time other than the time of the computation of net asset value per share next computed after receipt of such orders, and shall compute the net effect upon the Fund of the transactions so identified on a daily and cumulative basis.

          (ii) If upon any day the cumulative net effect of such transactions upon the Fund is negative and exceeds a dollar amount equivalent to 1/2 of 1 cent per share, JHSS shall promptly make a payment to the Fund in cash, in such amount as may be necessary to reduce the negative cumulative net effect to less than 1/2 of 1 cent per share.

          (iii) At the end of a calendar year, any positive cumulative net effect upon a Fund of such transactions shall be deemed to be a credit to JHSS which shall first be applied to permit JHSS to recover any prior cash payments made by it to the Fund under paragraph (ii) above during the calendar year, in an amount equal to prior payments made by JHSS during such calendar year, but not exceeding the sum of that calendar year's credit. Any portion of a credit to JHSS not so used by it by the end of a calendar year will not be allowed to be used as payment against the amount of any future negative cumulative net effects that would otherwise require a cash payment. The cumulative net effect upon the Fund shall be reset to zero on the first business day of the next calendar year.

          (iv) JHSS shall supply to the Fund from time to time, as mutually agreed upon, reports summarizing the transactions identified pursuant to paragraph (i) above, and the daily and cumulative net effects of such transactions, and shall advise the Fund at the end of each month of the net cumulative effect at such time. JHSS shall promptly advise the Fund if at any time the cumulative net effect exceeds a dollar amount equivalent to 1/2 of 1 cent per share.

          (v) In the event that this Agreement is terminated for whatever cause, or this provision 2.02 (e) is terminated pursuant to paragraph (vi) below, the Fund shall promptly pay to JHSS an amount in cash equal to the amount by which the cumulative net effect upon the Fund is positive or, if the cumulative net effect upon the Fund is negative, JHSS shall promptly pay to the Fund an amount in cash equal to the amount of such cumulative net effect.

          (vi) This provision 2.02 (e) of the Agreement may be terminated by JHSS at any time without cause, effective as of the close of business on the date written notice (which may be by telex) is received by the Fund.

     (f) Procedures applicable to certain of these services described in this paragraph 2.02(a) through (e) may be established from time to time by agreement between the Fund and JHSS. JHSS may subcontract for the performance hereof with any other entity registered as a transfer agent under Section 17A(c)(1) of the Securities Exchange Act of 1934, as amended, in order to comply with the terms and conditions of this Agreement; provided, however, that (i) upon engagement of any such subcontractor, and at least annually thereafter, JHSS discloses to the Board the financial terms of such subcontract and a summary of the services provided to the

     Fund pursuant to such subcontract, and (ii) JHSS shall be as fully responsible to the Fund for any acts or omissions of any such subcontractor as JHSS is for its own acts and omissions.

Article 3     Fees and Expenses

3.01 For performance by JHSS pursuant to this Agreement, the Fund agrees to pay JHSS a fee as set out in Appendix A attached hereto. Such fees and out-of-pocket expenses and advances identified under Section 3.02 below may be changed from time to time subject to mutual written agreement between the Fund and JHSS.

3.02 In addition to the fee paid under Section 3.01 above, the Fund agrees to reimburse JHSS for out-of-pocket expenses or advances incurred by JHSS for the items set out in the fee schedule in Appendix B attached hereto. In addition, any other expenses incurred by JHSS at the request or with the consent of the Fund, will be reimbursed by the Fund.

3.03 The Fund agrees to pay all fees and reimbursable expenses promptly following the mailing of the respective billing notice.

3.04 Using Lipper as a guideline, JHSS will from time to time waive asset based charges when Transfer Agent expenses exceed industry averages by 5 basis points.

Article 4 Representations and Warranties of JHSS

JHSS represents and warrants to the Fund that:

4.01 It is a corporation duly organized and existing and in good standing under the laws of the State of Delaware, and is duly qualified and in good standing as a foreign corporation under the Laws of The Commonwealth of Massachusetts.

4.02 It has corporate power and authority to enter into and perform its obligations under this Agreement.

4.03 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

4.04 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

Article 5 Representations and Warranties of the Fund

The Fund represents and warrants to JHSS that:

5.01 It is a business trust duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts or, in the case of a Maryland corporation, duly organized and existing and in good standing under the laws of the State of Maryland.

5.02 It has the power and authority to enter into and perform this Agreement.

5.03 All proceedings required by the Fund's Declaration of Trust or Articles of Incorporation and By-Laws have been taken to authorize it to enter into and perform this Agreement.

5.04 It is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act").

5.05 A registration statement under the Securities Act of 1933, as amended, with respect to the shares of the Fund subject to this Agreement has become effective, and appropriate state securities law filings have been made and will continue to be made.

Article 6     Indemnification

6.01 JHSS shall not be responsible for, and the Fund shall indemnify and hold JHSS harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to:

     (a) All actions of JHSS or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misfeasance.

     (b) The Fund's refusal or failure to comply with the terms of this Agreement, or which arise out of the Fund's bad faith, gross negligence or willful misfeasance or which arise out of the reckless disregard of any representation or warranty of the Fund hereunder.

     (c) The reliance on or use by JHSS or its agents or subcontractors of information, records and documents which (i) are received by JHSS or its agents or subcontractors and furnished to it by or on behalf of the Fund, and (ii) have been prepared and/or maintained by the Fund or any other person or firm on behalf of the Fund.

     (d) The reliance on, or the carrying out by JHSS or its agents or subcontractors of, any instructions or requests of the Fund.

     (e) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that Fund Shares be registered in that state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of Shares in that state.

     (f) It is understood and agreed that the assets of the Fund may be used to satisfy the indemnity under this Article 6 only to the extent that the loss, damage, cost, charge, counsel fee, payment, expense and liability arises out of or is attributable to services hereunder with respect to the Shares of such Fund.

6.02 JHSS shall indemnify and hold harmless the Fund from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributed to any action or failure or omission to act by JHSS as a result of JHSS's lack of good faith, negligence or willful misfeasance.

6.03 At any time JHSS may apply to any officer of the Fund for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by JHSS under this Agreement, and JHSS and its agents or subcontractors shall not be liable and shall be indemnified by the Fund for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. JHSS, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Fund, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided JHSS or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. JHSS, its agents and subcontractors shall also be protected and indemnified in recognizing share certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officer of the Fund, and the proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

6.04 In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

6.05 Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder.

6.06 In order that the indemnification provisions contained in this Article 6 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

Article 7 Covenants of the Fund and JHSS

7.01 The Fund shall promptly furnish to JHSS the following:

     (a) A certified copy of the resolution(s) of the Trustees of the Trust or the Directors of the Corporation authorizing the appointment of JHSS and the execution and delivery of this Agreement.

     (b) A copy of the Fund's Declaration of Trust or Articles of Incorporation and By-Laws and all amendments thereto.

7.02 JHSS hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of share certificates and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates and devices.

7.03 JHSS shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by
Section 31 of the Investment Company Act of 1940 and the rules and regulations of the Securities and Exchange Commission thereunder, JHSS agrees that all such records prepared or maintained by JHSS relating to the services to be performed by JHSS hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Act and rules, and will be surrendered to the Fund promptly on and in accordance with the Fund's request.

7.04 JHSS and the Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person without the consent of the other party to this Agreement, except as may be required by law.

7.05 JHSS agrees that, from time to time or at any time requested by the Fund, JHSS will make reports to the Fund, as requested, of JHSS's performance of the foregoing services.

7.06 JHSS will cooperate generally with the Fund to provide information necessary for the preparation of registration statements and periodic reports to be filed with the Securities and Exchange Commission, including registration statements on Form N-1A, semi-annual reports on Form N-SAR, periodic statements, shareholder communications and proxy materials furnished to holders of shares of the Fund, filings with state "blue sky" authorities and with United States and foreign agencies responsible for tax matters, and other reports and filings of like nature.

7.07 In case of any requests or demands for the inspection of the Shareholder records of the Fund, JHSS will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. JHSS reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

Article 8 No Partnership or Joint Venture

8.01 The Fund and JHSS are not currently partners of or joint venturers with each other and nothing in this Agreement shall be construed so as to make them partners or joint venturers or impose any liability as such on them.

Article 9 Termination of Agreement

9.01 This  Agreement may be  terminated by either party upon one hundred  twenty
(120) days' written notice to the other party.

9.02 Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund. Additionally, JHSS reserves the right to charge for any other reasonable expenses associated with such termination (including any expenses, fees and/or penalties associated with JHSS's termination of a subcontract previously entered into pursuant to the authority granted under this Agreement, which subcontract would be terminated due to termination of the Agreement by the Fund; provided, however, that any such expenses, fees and/or penalties arising from such termination by JHSS of the subcontract were commercially reasonable).

Article 10 Assignment

10.01 Except as provided in Section 10.03 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

10.02 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

Article 11 Amendment

11.01 This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Trustees of the Trust or Directors of the Corporation, as the case may be.

Article 12 Massachusetts Law to Apply

12.01 This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the internal substantive laws of The Commonwealth of Massachusetts.

Article 13 Merger of Agreement

13.01 This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written.

Article 14 Limitation on Liability

14.01 If the Fund is a Massachusetts business trust, JHSS expressly acknowledges the provision in the Fund's Declaration of Trust limiting the personal liability of the trustees and shareholders of the Fund; and JHSS agrees that it shall have recourse only to the assets of the Fund for the payment of claims or obligations as between JHSS and the Fund arising out of this Agreement, and JHSS shall not seek satisfaction of any such claim or obligation from the trustees or shareholders of the Fund. In any case, each Fund, and each series or portfolio of each Fund, shall be liable only for its own obligations to JHSS under this Agreement and shall not be jointly or severally liable for the obligations of any other Fund, series or portfolio hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.

                                   JOHN HANCOCK FUNDS II,
                                   and each Fund listed in Appendix A



                                   By:
                                           ------------
                                           Gordon Shone
                                           Treasurer



                                   JOHN HANCOCK FUNDS III,
                                   and each Fund listed in Appendix A



                                   By:     /s/Keith F. Hartstein

                                   Name:   Keith F. Hartstein
                                   Title:  President



                                   JOHN HANCOCK SIGNATURE SERVICES, INC.



                                   By:     /s/John Hatch

                                   Name:   John Hatch
                                   Title:  President and Chief Executive Officer

                                   APPENDIX A


             TRANSFER AGENT FEE SCHEDULE, EFFECTIVE October 1, 2005

Effective October 1, 2005, the transfer agent fees payable monthly under the transfer agent agreement between each fund and John Hancock Signature Services, Inc. shall be the following rates plus certain out-of-pocket expenses as described to the Board. In addition, John Hancock Signature Services, Inc. agrees to cap transfer agent expenses through December 31, 2006 for John Hancock Funds II and John Hancock Funds III at twenty basis points for domestic and thirty basis points for international funds.

                             ANNUAL RATE PER ACCOUNT


                                                                                                         Asset Based
                                                                                                          Fee (% of
                                                                                                          daily net
John Hancock Funds II           Class A     Class B      Class C     Class R3    Class R4    Class R5      assets)

Lifestyle Aggressive             $16.00      $18.50      $17.50       $16.00      $16.00      $16.00        0.05%

Lifestyle Growth                 $16.00      $18.50      $17.50       $16.00      $16.00      $16.00        0.05%

Lifestyle Balanced               $16.00      $18.50      $17.50       $16.00      $16.00      $16.00        0.05%

Lifestyle Moderate               $16.00      $18.50      $17.50       $16.00      $16.00      $16.00        0.05%

Lifestyle Conservative           $16.00      $18.50      $17.50       $16.00      $16.00      $16.00        0.05%

These fees are agreed to by the undersigned as of October 1, 2005.



                                   JOHN HANCOCK FUNDS II



                                   By:     /s/    Gordon Shone

                                   Name:   Gordon Shone
                                   Title:  Treasurer



                                   JOHN HANCOCK SIGNATURE SERVICES, INC.



                                   By:     /s/    John Hatch

                                   Name:   John Hatch
                                   Title:  President and Chief Executive Officer

                             ANNUAL RATE PER ACCOUNT

                                                                                                 Asset Based Fee
John Hancock Funds III                Class A    Class B    Class C    Class I     Class R   (% of daily net assets)
U.S. Core Fund                        $16.00     $18.50     $17.50       N/A       $16.00             0.05%
U.S. Quality Equity Fund              $16.00     $18.50     $17.50       N/A       $16.00             0.05%
Active Value Fund                     $16.00     $18.50     $17.50       N/A       $16.00             0.05%
Intrinsic Value Fund                  $16.00     $18.50     $17.50       N/A       $16.00             0.05%
Growth Fund                           $16.00     $18.50     $17.50       N/A       $16.00             0.05%
International Core Fund               $16.00     $18.50     $17.50       N/A       $16.00             0.05%
International Growth Fund             $16.00     $18.50     $17.50       N/A       $16.00             0.05%
Global Fund                           $16.00     $18.50     $17.50       N/A       $16.00             0.05%
Value Opportunities Fund              $16.00     $18.50     $17.50       N/A       $16.00             0.05%
Growth Opportunities Fund             $16.00     $18.50     $17.50       N/A       $16.00             0.05%

These fees are agreed to by the undersigned as of October 1, 2005.



                                   JOHN HANCOCK FUNDS III



                                   By:     /s/    Keith F. Hartstein

                                   Name:   Keith F. Hartstein
                                   Title:  President



                                   JOHN HANCOCK SIGNATURE SERVICES, INC.



                                   By:     /s/    John Hatch

                                   Name:   John Hatch
                                   Title:  President and Chief Executive Officer

                                   APPENDIX B


                Transfer Agent Base and Out-of-Pocket Fees (OOP)

Base Fees

--------------- ------------------------------------ ------------------- ---------------------------------------------
Acct. Title     General Description                  Funds               Allocation Methodology
--------------- ------------------------------------ ------------------- ---------------------------------------------
DST Base Fee    DST complex base charge for          Retail,             Allocated by fund by number of open
                utilization of TA2000 system         Retirement &        billable accounts.
                                                     Institutional
--------------- ------------------------------------ ------------------- ---------------------------------------------
DST Closed      Represents DST expense associated    Retail,             Allocated by fund by number of closed
Accounts        with maintaining closed accounts     Retirement &        accounts.
                on recordkeeping system.             Institutional
--------------- ------------------------------------ ------------------- ---------------------------------------------
DST CDSC        Represents DST expense, in           Retail Class B &    Allocated by fund by number of open
Charges         addition to open account fee, for    Only                billable accounts.
                tracking and reporting associated
                with Class B and C accounts (i.e.
                Sharelot facility).
--------------- ------------------------------------ ------------------- ---------------------------------------------


                          OUT-OF-POCKET EXPENSES (OOP)

-------------------- ----------------------------------- ----------------- -------------------------------------------
Acct. Title          General Description                 Funds             Allocation Methodology
-------------------- ----------------------------------- ----------------- -------------------------------------------
Confirms and         Category represents the             Retail &          In general, customer output expenses are
Statements           production and mailing of JHF       Institutional     allocated by fund number of open billable
                     customer output including base                        accounts.  If fund specific, the total
                     stock, postage, printing and                          expense will be allocated to the
                     mailing of confirms, statements                       applicable fund (s) only.
                     including daily redemption and
                     replacement checks.
-------------------- ----------------------------------- ----------------- -------------------------------------------
Tax Forms            Category represents the             Retail &          In general, customer output expenses are
                     production and mailing of           Institutional     allocated by fund number of open billable
                     original (Moore/DST Output) and                       accounts.  If fund specific, the total
                     duplicate (DST Output)) tax forms                     expense will be allocated to the
                     including base stock, print costs                     applicable fund only.
                     and postage.
-------------------- ----------------------------------- ----------------- -------------------------------------------
Dividend/            Represents the production and       Retail &          These expenses are allocated by fund
                     mailing of dividend, capital gain   Institutional     number of accounts coded for cash
SWP Checks           and SWP checks.                                       distribution or SWPs.
-------------------- ----------------------------------- ----------------- -------------------------------------------
DST Internet         Category represents all DST         Retail &          >>   FAN is allocated by fund by
                     Internet Products including:        Institutional          number of open billable accounts
                                                                                (Retail and Institutional)
                     >>   FAN:  Shareholder access
                          to DST via Internet for                          >>   Vision is allocated by fund by
                          account history, portfolio                            number of open billable accounts
                          value and transaction                                 (Retail and Institutional)
                          processing.
                                                                           >>   TRAC Internet is allocated by
                     >>   Vision:                                               fund by number of open billable PPA
                          Broker/Representative access                          (participant) accounts (Retail Only)
                          to DST via Internet for
                          account history, portfolio                       >>   E-delivery is allocated by
                          value and transaction                                 number of open accounts with
                          processing.                                           e-delivery option (Retail Only)

                     >>   TRAC Internet:
                          Participant access to DST
                          via Internet for account
                          history, portfolio value and
                          transaction processing.

                     >>   E-delivery:  Delivery of
                          quarterly statements
                          electronically.
-------------------- ----------------------------------- ----------------- -------------------------------------------

-------------------- ----------------------------------- ----------------- -------------------------------------------
Bank Processing      Fees assessed by banks for          Retail,           Allocated by fund by number of open
                     processing and reconciliation of    Retirement &      billable accounts
                     transfer agent DDAs.  Includes      Institutional
                     BONY, FSB&T.
-------------------- ----------------------------------- ----------------- -------------------------------------------
Check Writing        Represents expenses associated      Retail Class A    Allocated by fund (only funds that offer
                     with the productions and mailing,   only              check writing privilege) by # of open
                     including base stock and postage,                     billable accounts coded for check
                     of check writing checkbooks by                        writing.  As of 1/5/2004, the following
                     John Harland as well as First                         funds offer check writing:
                     Signature Bank reconciliation
                     charges.                                              Fund #      Fund Name

                                                                           43         US Government Cash Reserve

                                                                           44         Money Market

                                                                           55         Intermediate Government
                                                                                      Income Fund

                                                                           56         Government Income Fund

                                                                           91         Strategic Income Fund
-------------------- ----------------------------------- ----------------- -------------------------------------------
National             Represents Fund/SERV and            Retail,           Allocated by fund by number of open
Securities           networking fees charged by          Retirement &      billable accounts  that are NSCC eligible
Clearing             National Securities Clearing        Institutional
Corporation (NSCC)   Corporation (NSCC).
Non-DST
-------------------- ----------------------------------- ----------------- -------------------------------------------
Miscellaneous        Includes one time fees/credits      Retail &          Allocated as expense dictates
                     which are not applicable to an      Institutional
                     existing OOP category.  If the
                     fee is recurring, a separate
                     category may be established.
-------------------- ----------------------------------- ----------------- -------------------------------------------

                Transfer Agent Base and Out-of-Pocket Fees (OOP)

--------------------- ---------------------------------- ----------------- -------------------------------------------
Acct. Title           General Description                Funds             Allocation Methodology
--------------------- ---------------------------------- ----------------- -------------------------------------------
800 Line Charges      Represents telephone usage and     Retail &          Allocated by 800 by product/fund by
                      related expenses assessed by       Institutional     number of open billable accounts
                      AT&T and DST including automated
                      voice response.
--------------------- ---------------------------------- ----------------- -------------------------------------------
TRAC 2000 Audio       Expenses associated with           Retail &          Allocated by fund by number of open
Response              utilizing DST's automated voice    Institutional     billable PPA (participant) accounts
                      response product for retirement
                      plans (participants).
--------------------- ---------------------------------- ----------------- -------------------------------------------
TRAC 2000 Dedicated   Represents programming expenses    Retail &          Allocated by fund by number of open
Programmer            associated with DST TRAC           Institutional     billable PPA (participant) accounts
                      development initiatives.
--------------------- ---------------------------------- ----------------- -------------------------------------------
Programming/          Represents programming expenses    Retail &          Allocated by fund and number of open
                      assessed by non-DST 3rd party      Institutional     billable accounts (unless expense is
Development           business partners.  DST Output,                      specific to fund).
                      Informa programming falls into
                      this category.
--------------------- ---------------------------------- ----------------- -------------------------------------------
DST PowerSelect       Represents charges associated      Retail,           Allocated by fund by number of open
                      with using PowerSelect which is    Retirement &      billable accounts
                      a PC-based ad hoc reporting tool   Institutional
                      that provides the ability to run
                      queries on shareholder account
                      and transaction data to generate
                      reports, labels, and other
                      output, including magnetic media.
--------------------- ---------------------------------- ----------------- -------------------------------------------
TRAC 2000             Includes the following DST         Retail &          Allocated by fund by number of closed PPA
Participant Fees      charges: Participant Fees,         Institutional     (participant) accounts.  Non-funded
                      Outside Investment Vehicles,                         SIMPLES and 403bs should be allocated as
                      Participant without Money Fees                       fund billable expenses.
                      for SIMPLE, 403b and 401k funded
                      and non-funded participant
                      positions maintained on
                      TRAC20000.
--------------------- ---------------------------------- ----------------- -------------------------------------------
DST Programming       Represents programming expenses    Retail,           Allocated by fund by number of open
                      associated with DST development    Retirement &      billable accounts
                      initiatives.                       Institutional
--------------------- ---------------------------------- ----------------- -------------------------------------------
DST Data              Technology costs associated with   Retail,           Allocated by fund by number of open
Communication         maintaining remote access to DST   Retirement &      billable accounts
                                                         Institutional
--------------------- ---------------------------------- ----------------- -------------------------------------------

--------------------- ---------------------------------- ----------------- -------------------------------------------
DST Comp/Recon        Additional cost assessed by DST    Retail,           Allocated by fund by number of open
                      for the use of the Comp/Recon      Retirement &      billable accounts
                      subsystem.  JHSS Control           Institutional
                      Department uses this system for
                      automated reconciliation.
--------------------- ---------------------------------- ----------------- -------------------------------------------
DST National          Per fund/cusip fee assessed by     Retail,           Allocated by fund
Securities Clearing   DST for processing through the     Retirement &
Corporation (NSCC)    NSCC.                              Institutional     As of 10/24/03 per M. Heffernan/Dick
                                                                           Moloy: Allocate All Class R (except Fund
                                                                           211-R) to cost center 5306-4403000 not as
                                                                           an OOP.
--------------------- ---------------------------------- ----------------- -------------------------------------------
DST Audio Response    Expenses associated with           Retail &          Allocated by fund by number of open
                      utilizing DST's automated voice    Institutional     billable accounts
                      response products
--------------------- ---------------------------------- ----------------- -------------------------------------------
DST Computer Tapes    Production and mailing of tapes    Retail,           Allocated by fund by number of open
                      (i.e. tapes/cartridges for tax     Retirement &      billable accounts
                      reporting, labels, admark,         Institutional
                      forms, proxies, etc.)
--------------------- ---------------------------------- ----------------- -------------------------------------------
DST Express Mail      Charges associated with air        Retail,           Allocated by fund by number of open
                      delivery of tapes, cartridges,     Retirement &      billable accounts
                      etc.                               Institutional
--------------------- ---------------------------------- ----------------- -------------------------------------------
DST Microfiche        Represents the production and      Retail,           Allocated by fund by number of open
                      delivery, including base stock     Retirement &      billable accounts
                      of microfilm/fiche reports and     Institutional
                      statements by non-DST 3rd
                      parties.
--------------------- ---------------------------------- ----------------- -------------------------------------------
DST Disaster          Represents fee associated with     Retail,           Allocated by fund by number of open
Recovery              subscribing to DST disaster        Retirement &      billable accounts
                      recovery program                   Institutional
--------------------- ---------------------------------- ----------------- -------------------------------------------
DST Compliance        Represents fees associated with    Retail,           Lost Shareholder Search/Tracking and
Products              the following DST products:        Retirement &      Identity Check: Allocated by fund by
                                                         Institutional     number of open billable accounts
                      >>   Lost Shareholder Search

                      >>   Lost Shareholder
                           Tracking                                        Short Term Trader: Allocated by specific
                                                                           fund
                      >>   Identity Check
                           (11/24/03 Formerly - Early
                           Warning New Account)

                      >>   Short Term Trader
--------------------- ---------------------------------- ----------------- -------------------------------------------

                Transfer Agent Base and Out-of-Pocket Fees (OOP)

--------------------- ----------------------------------- ---------------- -------------------------------------------
Acct. Title           General Description                 Funds            Allocation Methodology
--------------------- ----------------------------------- ---------------- -------------------------------------------
Other-Reimbursement   Monthly credit representing         Retail,          Allocated by fund by number of open
                      interest earned in DDAs for JHF     Retirement &     billable accounts
                                                          Institutional
--------------------- ----------------------------------- ---------------- -------------------------------------------

** The Institutional portion of the TA Base and OOP Fees are waived and allocated to the transfer agent.

                        Non JHSS Transfer Agent OOP Fees

---------------- ------------------------------------- ------------------ --------------------------------------------
Acct. Title      General Description                   Funds              Allocation Methodology
---------------- ------------------------------------- ------------------ --------------------------------------------
Omnibus Fees     Represents participant servicing      Retail             Allocated to specific funds by number of
                 fees assessed by various Dealers                         participants participating in omnibus
                 for sub-accounts within the omnibus                      positions.
                 positions.
---------------- ------------------------------------- ------------------ --------------------------------------------
Participant      Represents participant servicing      Retail             Allocated to specific funds participating
Servicing Fees   fees assessed for participation in                       in IIO arrangements.
                 various retirement platforms.
---------------- ------------------------------------- ------------------ --------------------------------------------
National         Represents Charles Schwab mutual      Retail             Allocated to specific funds participating
Accounts         fund service fees                                        in Charles Schwab platform.  Specific
                                                                          allocation to be provided by National
                                                                          Accounts.
---------------- ------------------------------------- ------------------ --------------------------------------------

** The Institutional Portion of the Non-JHSS Transfer Agent OOP Fees are waived and allocated to JHF.